Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                  ARRAN2005

Arran Funding Limited - Series:           05-A

ABS - Credit Card - Bank, Closing Date:   December 15, 2005

As at:                                      February 15, 2007

                        RATING (S&P/Moodys/Fitch)         POOLFACTOR           PAY                     COUPON
TRANCHE    CURRENCY     ORIGINAL         CURRENT      ORIGINAL   CURRENT    FREQUENCY           BASIS           CURRENT
------------------------------------------------------------------------------------------------------------------------
Class A      USD      AAA /Aaa/AAA    AAA /Aaa/AAA      100%       100%      Monthly     1 Mth LIBOR + 0.02%    5.34000%
Class B      USD         A/A1/A          A/A1/A         100%       100%      Monthly     1 Mth LIBOR + 0.18%    5.50000%
Class C      USD       BBB/Baa2/NR     BBB/Baa2/NR      100%       100%      Monthly     1 Mth LIBOR + 0.32%    5.64000%

      Scheduled start of Controlled Accumulation Period:    1 June, 2007
      Expected maturity:                                    15 December, 2008
      Legal final maturity:                                 15 December, 2010
      Structure:                                            Sr/sub Seq Pay
      Tax Election:                                         Debt
      Amort. Type:                                          Soft Bullet
      Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                              Bank of New York (The)
      Underwriter:                                          The Royal Bank of Scotland plc

Pool Performance
--------------------------------------------------------------------------------

Month end        Gross       Expense     Gross Charge      Excess        Excess       Transferor Interest
               Yield (%)     Rate (%)    Off Rate (%)    Spread (%)    Spread (%)            %           Min %
                                                                      Roll 1/4 Ave
31 Jan 2007      20.92%        6.23%         7.61%          7.07%         6.13%            39.42%          6%
31 Dec 2006      19.19%        6.43%         7.34%          5.42%         5.80%            41.40%          6%
30 Nov 2006      19.49%        5.97%         7.62%          5.90%         5.43%            40.72%          6%
31 Oct 2006      20.51%        5.76%         8.66%          6.09%         5.27%            41.87%          6%
30 Sep 2006      17.88%        5.90%         7.67%          4.31%         5.32%            38.17%          6%
31 Aug 2006      19.12%        5.89%         7.81%          5.42%         6.11%            38.88%          6%

Delinquencies (Principal receivables which are 30 days or more past due)
--------------------------------------------------------------------------------
                                          (% Pool)
               ----------------------------------------------------------
Month end       30-59 days    60-89 days    90-179 days    180+ days       Total
---------       ----------    ----------    -----------    ---------       -----

31 Jan 2007        1.20%         0.96%          2.42%         3.67%        8.25%
31 Dec 2006        1.20%         0.97%          2.36%         3.57%        8.09%
30 Nov 2006        1.24%         0.96%          2.40%         3.56%        8.16%
31 Oct 2006        1.24%         0.95%          2.39%         3.48%        8.05%
30 Sep 2006        1.26%         1.01%          2.43%         3.63%        8.34%
31 Aug 2006        1.28%         0.98%          2.47%         3.50%        8.23%

--------------------------------------------------------------------------------

Payment Rate
--------------------------------------------------------------------------------

                    Payments                                    Pool balance
               ---------------------------------                ------------
Month End       Total ((pound)000)     Rate (%)                   (pound)000

31 Jan 2007          1,270,169          25.27%                     4,861,604
31 Dec 2006          1,103,209          22.21%                     5,026,446
30 Nov 2006          1,200,831          23.71%                     4,967,182
31 Oct 2006          1,138,033          23.88%                     5,063,743
30 Sep 2006          1,033,824          21.48%                     4,764,939
31 Aug 2006          1,141,613          23.38%                     4,812,820

--------------------------------------------------------------------------------

-------------------------------------------------------------
Average Actual Balance:                    (pound)      1,002

Number of Accounts:                                 4,850,284
-------------------------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of February, 2007.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business